As filed with the Securities and Exchange Commission on June 16, 2017

Registration No. 333-

 UNITED STATES

securities and exchange commission

Washington, D.C. 20549

form s-1

Registration Statement Under The Securities Act of 1933

Interpace Diagnostics Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3841	22-2919486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway, Parsippany, NJ 07054

(844) 405-9655

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jack Stover

President and Chief Executive Officer

Interpace Diagnostics Group, Inc.

Morris Corporate Center 1, Building A

300 Interpace Parkway, Parsippany, NJ 07054

(844) 405-9655

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

COPIES TO:

Merrill M. Kraines, Esq. Pepper Hamilton LLP The New York Times Building 37th Floor 620 Eighth Avenue New York, NY 10018-1405 (212) 808-2711	Barry I. Grossman, Esq. Benjamin S. Reichel, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [X] 333-218140

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)		Amount of Registration Fee
Common stock, $0.01 par value per share	$862,500	(4)		$99.96
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof	$862,500	(4)		$99.96
Common warrants to purchase shares of common stock		$(5)(7)	$
Shares of common stock issuable upon exercise of the common warrants	$1,035,000	(8)		$119.96
Total	$2,760,000			$319.88	(6)

(1)	Represents only the additional number of shares of common stock, shares of common stock issuable upon exercise of the common warrants, and pre-funded warrants being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock and/or common warrants. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (Reg. No. 333-218140). Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Includes the offering price of additional securities that the underwriters have the option to purchase to cover our allotments, if any.

(4)	The proposed maximum offering price of the common stock registered pursuant to this registration statement will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, will remain at $862,500.

(5)	The common warrants to be issued to investors hereunder are included in the price of the common stock and/or pre-funded warrants, as applicable, above.

(6)	The Registrant previously registered an aggregate of $47,840,000 worth of its common stock, common warrants and pre-funded warrants on a Registration Statement on Form S-1, as amended (Reg. No. 333-218140) for which filing fees of $5,544.67 were paid.

(7)	No fee pursuant to Rule 457(g) under the Securities Act.

(8)	We assumed the common warrants were exercisable at a per share exercise price equal to 120% of the public offering price. The proposed maximum aggregate public offering price of the warrants being registered pursuant to this registration statement was calculated to be $1,035,000, which is equal to 120% of $862,500.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional shares of common stock, pre-funded warrants and common warrants of Interpace Diagnostics Group, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (333-218140), initially filed by Interpace Diagnostics Group, Inc. with the Securities and Exchange Commission (the “Commission”) on May 22, 2017, as amended by Pre-Effective Amendment No. 1, as filed with the Commission on June 7, 2017, Pre-Effective Amendment No. 2, as filed with the Commission on June 13, 2017 and Pre- Effective Amendment No. 3, as filed with the Commission on June 13, 2017, including all exhibits thereto, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Parsippany, State of New Jersey, on June 16, 2017.

INTERPACE DIAGNOSTICS GROUP, INC.

By:	/s/ Jack E. Stover
Jack E. Stover
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Jack E. Stover	President, Chief Executive Officer,	June 16, 2017
Jack E. Stover	and Director
(Principal Executive Officer)

/s/ James E. Early	Chief Financial Officer	June 16, 2017
James E. Early	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jack E. Stover *	Director	June 16, 2017
Joseph Keegan, PhD

/s/ Jack E. Stover *	Director	June 16, 2017
Stephen J. Sullivan

* Pursuant to power of attorney

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Pepper Hamilton LLP with respect to the legality of the securities being registered

23.1*	Consent of BDO USA LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included as part of the signature page of the registration statement on Form S-1 (333-218140), initially filed by Interpace Diagnostics Group, Inc. with the Securities and Exchange Commission on May 22, 2017).

*	Filed herewith.
**	Previously filed.